UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 30, 2022
BRICKELL BIOTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 505-4755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BBI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On August 30, 2022, the Audit Committee of the Board of Directors (the “Audit Committee”) of Brickell Biotech, Inc. (the “Company”) after discussion with management concluded that the interim financial statements contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Form 10-Q”) should no longer be relied upon for the reason summarized below.
The Company is restating such interim financial statements to correct common stock share, per-share amounts, and other related balances and computations as of June 30, 2022 and December 31, 2021 and for the three- and six- month periods ended June 30, 2022 and 2021 (the “Affected Period”), to adjust them retroactively for the 1-for-45 reverse stock split implemented by the Company effective on July 5, 2022. The common stock share, per-share amounts, and other related balances and computations included in the Form 10-Q for the Affected Period did not give effect to the reverse stock split that occurred after the close of the Affected Period but before the filing of the Form 10-Q on August 12, 2022, as required. Accordingly, the Company is amending the Form 10-Q to restate the interim financial statements for the Affected Period.
The Audit Committee and Company management have discussed the matters disclosed on this Current Report on Form 8-K with the Company’s independent registered public accounting firm, Ernst & Young LLP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2022	Brickell Biotech, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer